EXHIBIT 10.25

AMENDED AND RESTATED SUBORDINATION AGREEMENT

THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Agreement") is entered into as of May 31, 2007, between BEST CIRCUIT BOARDS, INC., a Texas corporation ("Best"), and GLOBAL INNOVATION CORP., a Delaware corporation ("Global"; and together with Best, collectively, the "Borrower"), BRAD JACOBY ("Junior Lender") and AMEGY BANK N.A., a national banking association ("Senior Lender").

R E C I T A L S

A.     Junior Lender, Best and Integrated Performance Systems, Inc., a New York corporation ("Integrated") entered into that certain Loan Agreement effective as of October 28, 2005 (the "Junior Loan Agreement") pursuant to which Junior Lender modified and consolidated its loans to Best and Integrated in an aggregate principal amount of Four Million Two Hundred Thousand and No/100 Dollars ($4,200,000.00) (the "Junior Loan") which is evidenced by Amended and Restated Promissory Note dated October 28, 2005 in the stated principal amount of $4,200,000.00 executed by Best and Integrated and payable to Junior Lender (the "Junior Note") and which is secured by (a) Amended and Restated Security Agreement #1 dated October 28, 2005 executed by Best in favor of Junior Lender and (b) Amended and Restated Security Agreement dated October 28, 2005, executed by Integrated in favor of Junior Lender (the "Junior Security Agreements"). The Junior Loan Agreement, Junior Note, Junior Security Agreements and all other documents and agreements now or hereafter executed in connection with the Junior Loan are referred to as the "Junior Loan Documents."

B.     Borrower, Integrated and Senior Lender entered into that certain Loan Agreement dated as of August 15, 2007, as amended by First Amendment to Loan Agreement dated as of August 15, 2006 and Second Amendment to Loan Agreement dated as of January 15, 2007 (said loan agreement as so amended is herein called the "Existing Senior Loan Agreement") pursuant to which Senior Lender agreed, upon the terms and conditions stated therein, to make loans to the Borrowers up to an aggregate principal amount of $10,500,000.00 (the "Existing Senior Loan") evidenced by those certain promissory notes dated as of August 15, 2006 executed by Borrower and Integrated and payable to the order of Senior Lender (the "Existing Senior Notes"). The documents evidencing, securing, and relating to the Existing Senior Loan including, without limitation, the Existing Senior Loan Agreement, the Existing Senior Notes and the Loan Documents (as defined in the Existing Senior Loan Agreement) are referred to collectively as the "Existing Senior Loan Documents".

C.     Integrated and Global, with the consent of Junior Lender and Senior Lender, merged with Global being the surviving entity and owing the assets of Integrated.

D.     Borrower has requested Senior Lender to extend additional credit to Borrower in an aggregate principal amount of up to $2,650,000.00 (the "Additional Senior Equipment Loan"; and together with the Existing Senior Loan, the "Senior Loan"). In connection with the Additional Senior Equipment Loan, Borrower and Senior Lender are entering into a Third Amendment to Loan Agreement (the "Third Amendment") amending the Existing Senior Loan Agreement in certain respects (the Existing Senior Loan Agreement as amended by the Third Amendment and as may hereafter be amended or modified is herein called the "Senior Loan Agreement"). The Additional Senior Equipment Loan is evidenced by a promissory note dated of even date herewith in the stated principal amount of $2,650,000.00 executed by Borrower and payable to the order of Senior Lender (together with all renewals, extensions and/or modification the "Additional Senior Equipment Note"; and together with the Existing Senior Notes and all renewals, extensions and/or modifications thereof, the "Senior Notes"). The documents evidencing, securing, and relating to the Senior Loan including, without limitation, the Senior Loan Agreement, the Senior Notes and the Loan Documents (as defined in the Senior Loan Agreement are referred to as the "Senior Loan Documents").

E.     Senior Lender has indicated that it will not extend the Additional Senior Equipment Loan to Borrower and enter into the Third Amendment unless Junior Lender executes this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereby agree:

1.     Definitions. As used herein,

A.     "Indebtedness" shall mean all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred, suffered or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly or in its capacity as a general partner of a borrower, including without limitation obligations and liabilities arising after the commencement of any bankruptcy or insolvency proceeding by or against Borrower;

B.     "Junior Indebtedness" shall mean all Indebtedness now or hereafter owing from Borrower or any of them to Junior Lender in connection with the Junior Loan; and

C.     "Senior Indebtedness" shall mean all Indebtedness now or hereafter owing from Borrower to Senior Lender in connection with the Senior Loan.

2.     Subordination. Junior Lender hereby unconditionally subordinates all Junior Indebtedness, and the lien or charge of all Junior Loan Documents, to all Senior Indebtedness, and the lien or charge of all Senior Loan Documents.

3.     Restrictions upon Payment of Indebtedness, Disposition of Payments Received by Junior Lender, Restrictions upon Taking of Collateral, and Restrictions upon Acceleration and Exercise of Remedies. Junior Lender irrevocably consents, agrees and directs that all Senior Indebtedness indefeasibly shall be paid in full prior to any payment to Junior Lender, except that Junior Lender may receive (a) monthly payments of current interest (at a rate per annum not to exceed eight percent (8%) per annum), and (b) principal prepayments, so long as (a) Senior Lender has not notified Junior Lender in writing of the occurrence of an "Event of Default," or event which with the giving of notice or the passage of time or both, would constitute an "Event of Default," under the Senior Loan Documents (as "Event of Default" is defined therein), and (b) Borrower is in complete compliance with each of its covenants contained in each agreement between Borrower and Senior Lender. No payments shall be made by or on behalf of Borrower to Junior Lender if Borrower would be in breach of a covenant of Borrower contained in any agreement between Borrower and Senior Lender upon giving effect to any such payment. Upon notification by Senior Lender to Junior Lender in writing of the occurrence of an "Event of Default," or event which with the giving of notice of the passage of time, or both, would constitute an "Event of Default," under any of the Senior Loan Documents now or hereafter in effect between Borrower and Senior Lender, then such limited right of Junior Lender to receive payments as specified above immediately shall cease until such time, if any, as all "Events of Default" or potential "Events of Default" under any of the Senior Loan Documents now or hereafter in effect between Borrower and Senior Lender have been fully cured or waived by Senior Lender in writing, or until such time, if any, as all Senior Indebtedness is paid in full. Except to the limited extent that payments are permitted pursuant to this Section 3, Borrower will not make, directly or indirectly (including any indirect payment by means of repurchase or redemption by Borrower of subordinated Indebtedness), and Junior Lender will not accept or receive from Borrower or any guarantor of all or any portion of the Junior Indebtedness, directly or indirectly (including any indirect receipt of payment by means of any redemption or repurchase by Borrower of subordinated indebtedness), any payment or benefit, in cash, property or otherwise, on account of principal of or interest on or any other amounts payable with respect to any Junior Indebtedness. If any such payment is made or received, Junior Lender shall immediately deliver the same to Senior Lender in the form received, with any endorsement or assignment necessary for the transfer of such payment from Junior Lender to Senior Lender, and, until so delivered, Junior Lender shall hold such payment in trust as the property of Senior Lender. Except for the security interests in favor of Junior Lender in effect as of the date hereof, all of which have been disclosed by Junior Lender and Borrower to Senior Lender and all of which are subordinated pursuant to the terms of this Agreement, Junior Lender shall not take or hold any liens, security or collateral from Borrower for the Junior Indebtedness so long as any Senior Indebtedness remains outstanding. Notwithstanding any default or event of default with respect to the Junior Indebtedness, Junior Lender shall not exercise any of its rights or remedies under the Junior Loan Documents (including, without limitation, the imposition of any late charges, default interest or other fees or penalties), shall not accelerate the maturity of the Junior Indebtedness, shall not take any legal or equitable actions to collect or enforce such Junior Indebtedness or any guaranty of all or any portion of such Junior Indebtedness (including, without limitation, the commencement of any judicial or nonjudicial foreclosure proceedings), shall not seek to attach or levy upon any assets or properties of Borrower, and shall not instigate or join in the instigation of any involuntary bankruptcy or insolvency proceeding against Borrower or any guarantor of all or any portion of the Senior Indebtedness, without in each case obtaining the prior written consent of Senior Lender, which Senior Lender may grant or withhold in its sole discretion; provided that, notwithstanding the exercise of any remedies by Junior Lender with the consent of Senior Lender, the Junior Indebtedness shall continue to be subordinated in right of payment to the Senior Indebtedness upon the terms hereof.

4.     Disposition of Evidence of Junior Indebtedness. If there is any note or other evidence of Junior Indebtedness to Junior Lender, or if any note or other evidence of Junior Indebtedness is hereafter executed with respect thereto, then, at the request of Senior Lender, Borrower and Junior Lender conspicuously and legibly will endorse the same with a legend stating that it is subject to this Agreement, and, if asked to do so by Senior Lender, will furnish proof thereof to Senior Lender. Junior Lender warrants to Senior Lender that it has not heretofore assigned, transferred, hypothecated or disposed of any Junior Indebtedness to any third party and Junior Lender shall not, without the prior written consent of Senior Lender, which Senior Lender may grant or withhold in its sole discretion, assign, transfer, hypothecate or dispose of any claim it has or may have against Borrower while any Senior Indebtedness remains outstanding.

5.     Agreement to be Continuing, Applies to Borrower's Existing Senior Indebtedness and any Senior Indebtedness Hereafter Arising. This Agreement shall be a continuing agreement and shall apply to any and all Senior Indebtedness of Borrower to Senior Lender now existing or hereafter arising as part of the Senior Loan or relating to the protection of the security therefore including any Senior Indebtedness as part of the Senior Loan or relating to the protection of the security therefore of any receiver, trustee, debtor-in-possession or the similar person or entity that is a successor in interest of Borrower in the event of Borrower's insolvency.

6.     Non-Termination by Junior Lender. So long as any Senior Indebtedness remains due, or so long as Senior Lender has any outstanding commitment to extend credit to or for the account of Borrower, Junior Lender may not terminate this Agreement for any reason whatsoever.

7.     Notices of Default, Modifications. Junior Lender hereby agrees to send to Senior Lender a copy of any default notice sent by Junior Lender to Borrower under or in connection with any of the Junior Indebtedness or any of the Junior Loan Documents concurrently with the delivery of such notice to Borrower. Junior Lender hereby agrees that it shall not, without Senior Lender's prior written consent, which Senior Lender may grant or withhold in its sole discretion, modify, waive or amend any of the terms or provisions of any of the Junior Loan Documents.

8.     Information, Other Agreements. Junior Lender agrees that Senior Lender shall have no obligation to inform Junior Lender or keep Junior Lender informed of the financial and other information pertaining to Borrower's financial condition. Junior Lender assumes the responsibility to keep itself adequately informed by such means of any facts, events or circumstances which might in any way affect Junior Lender's risks hereunder, and Junior Lender agrees that Senior Lender shall not have any obligation to disclose to Junior Lender any information or material acquired by Senior Lender in the course of Senior Lender's relationship with Borrower. Should Senior Lender elect to provide information to Junior Lender as a courtesy, Junior Lender understands that, by providing such information, Senior Lender shall not be deemed to have warranted the accuracy, completeness or value of the information so provided, and Junior Lender agrees that Senior Lender shall not have any liability to Junior Lender for providing inaccurate, incomplete, erroneous or outdated information. Junior Lender understands that there may be various agreements between Senior Lender and Borrower evidencing and governing the Senior Indebtedness, and Junior Lender acknowledges and agrees that such agreements are not intended to confer any benefits on Junior Lender and that Senior Lender shall have no obligation to Junior Lender or any other person to exercise any rights, enforce any remedies, or take any other actions which may be available to them under such agreements. Nothing in this Agreement shall obligate Senior Lender to give any notice of any default or event of default to Junior Lender at any time, provided that nothing in this Agreement shall constitute a waiver by Junior Lender of any notice rights provided by applicable law in connection with a foreclosure of the Senior Deed of Trust.

9.     Transfer of Assets or Reorganization of Borrower. As a material inducement to Senior Lender to make the Senior Loan to Borrower, and for so long as any of the Senior Indebtedness remains unpaid or any of Borrower's obligations under the Senior Loan Documents remain unperformed, Junior Lender hereby agrees that it shall not file or consent to an involuntary bankruptcy proceeding with respect to Borrower, or join in any such filing, without the prior written consent of Senior Lender, which Senior Lender may grant or withhold in its sole discretion. In the event Borrower enters into or is the subject of any bankruptcy proceeding, receivership, insolvency, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, sale of all or substantially all of its assets, dissolution, liquidation or any other marshaling of the assets and liabilities of Borrower, then in any such event any payment or distribution of any of Borrower's assets, whether in cash, securities or other property, shall be paid or delivered first to Senior Lender until all Senior Indebtedness is paid in full. In the event Junior Lender receives any such payment or distribution that is payable to Senior Lender pursuant to the terms of this Agreement, Junior Lender shall hold such payment or distribution and forthwith deliver same in kind to Senior Lender.

10.     Breach of Agreement by Borrower or Junior Lender. In the event of any uncured breach of this Agreement by Borrower or Junior Lender, then and at any time thereafter (unless such breach has been fully cured) Senior Lender shall have the right to declare immediately due and payable all or any Senior Indebtedness without presentment, demand, notice of dishonor, notice of intention to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby expressly waived. No delay or failure of Senior Lender in exercising any right or remedy hereunder shall be deemed a waiver of such right or remedy. Any waiver, permit, consent or approval of any kind by Senior Lender must be in writing and shall be effective only to the extent set forth in such writing.

11.     Waivers and Consents by Junior Lender. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement, and, except as otherwise expressly provided herein, Junior Lender expressly waives all notice of the acceptance by Senior Lender of the subordination and other provisions of this Agreement and all other notices whatsoever (except as set forth in the last sentence of Section 8 above), and Junior Lender expressly waives reliance by Senior Lender upon the subordination and other agreements as herein provided.

Junior Lender agrees (a) that Senior Lender has not made any warranties or representations to Junior Lender with respect to the due execution, legality, validity, completeness or enforceability of the Senior Loan Documents, or the collectibility of the Senior Indebtedness, and (b) that Senior Lender shall not have any liability to Junior Lender for, and Junior Lender waives any claim or defense which Junior Lender may now or hereafter have against Senior Lender arising out of (i) any and all actions which Senior Lender takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any collateral, actions with respect to the occurrence of any default or event of default, actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon, any collateral and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor, guarantor or any other party) with respect to the Senior Loan Documents in effect from time to time, (ii) Senior Lender's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States code (11 U.S.C. § 101 et seq.) (the "Bankruptcy Code"), of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code, and/or (iii) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code.

Senior Lender acknowledges that Junior Lender has made no warranties or representations to Senior Lender with respect to the due execution, legality, validity, completeness or enforceability of the Junior Loan Documents or the collectibility of the Junior Indebtedness.

Senior Lender, at any time and from time to time, may enter into such agreements with Borrower as Senior Lender may deem proper, extending the time for payment of, or renewing or otherwise altering the terms of all or any of the Senior Indebtedness (other than increasing the principal amount of the Senior Loan except in accordance with the terms of the Senior Loan Documents) or affecting any security underlying any or all of the Senior Indebtedness, or may exchange, sell, release, surrender or otherwise deal with any such security, without in any way impairing or affecting this Agreement thereby. Senior Lender shall not be required to proceed against Borrower or any surety or guarantor or against any collateral heretofore or hereafter provided by Borrower or any surety or guarantor prior to or as a condition of exercising or enforcing its rights thereunder.

Junior Lender waives any right to challenge, attack or seek to avoid the Senior Indebtedness, or any liens on collateral securing same, under Bankruptcy Code Section 548, or any other comparable law or statute, and agrees that the Senior Indebtedness was incurred, and any liens securing same were granted, in good faith, for reasonably equivalent value, and upon the basis of balance sheets and cash flow statements demonstrating the solvency and adequate capitalization and cash flow of Borrower. Even in the event any of the Senior Indebtedness, or any lien securing same, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between Senior Lender and Junior Lender, the Senior Indebtedness shall be deemed to remain in full force and effect.

In the event that all or any part of the Senior Indebtedness at any time is secured by any deeds of trust or mortgages or other instruments creating or granting liens on any interest in real property (which event has occurred and is contemplated to occur), Junior Lender authorizes Senior Lender, upon the occurrence of and during the continuance of any event of default, at its sole option, without notice or demand and without affecting any obligations of Junior Lender hereunder, the enforceability of this Agreement, or the validity or enforceability of any liens of Senior Lender on any collateral, to foreclose any and all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Junior Lender expressly waives any defenses to the enforcement of this Agreement or any liens created or granted hereby or to the recovery by Senior Lender against Borrower or any guarantor or any other person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Junior Lender and may preclude Junior Lender from obtaining reimbursement or contribution from Borrower or any other person. Except to the extent required by applicable law relating to such foreclosure or sale, Junior Lender expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages or other instruments and Junior Lender's failure to receive any such notice shall not impair or affect Junior Lender's obligations to Senior Lender or the enforceability of this Agreement or any liens created or granted hereby.

12.     Application of Payments. Junior Lender agrees that Senior Lender may apply payments received from Borrower in such manner or fashion as Senior Lender in its discretion deems appropriate, and Junior Lender shall have no right to direct the manner or fashion in which Senior Lender applies such payments.

13.     Miscellaneous. This Agreement binds and inures to the benefit of the successors and assigns of the parties, including without limitation the holders of any participation interests purchased from Senior Lender, provided that Junior Lender may not assign the Junior Indebtedness. This Agreement may not be amended, modified or terminated except by a written instrument signed by the party or parties to be charged.

14.     Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

15.     Counterpart Execution. This Agreement may be executed in counterparts and shall become effective as of the date first set forth above when each party shall have delivered executed counterparts hereof to the other parties, whereupon all such counterparts shall be deemed originals and, when taken together, shall constitute but one agreement.

16.     Authority. Junior Lender hereby certifies to Senior Lender that Junior Lender has all necessary authority to grant the subordination evidenced hereby and to execute this Agreement.

17.     Costs and Expenses of Proceedings, Arbitration, Hearing or Other Proceeding. In the event of any litigation relating to this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including attorneys' fees. As used in this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The provisions allowing for the recovery of post-judgment fees, costs and expenses are separate and several and shall survive the merger of this Agreement into any judgment.

18.     WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. AS BETWEEN JUNIOR LENDER AND BORROWER ONLY, THE FOREGOING WAIVER SHALL NOT BE DEEMED TO APPLY TO ANY OF THE JUNIOR LOAN DOCUMENTS OTHER THAN THIS AGREEMENT, UNLESS SET FORTH IN SUCH DOCUMENTS.

19.     Notices. Any notice, or other document or demand required or permitted under this Agreement shall be in writing addressed to the appropriate address set forth below and shall be deemed delivered upon the earliest of (a) actual receipt, (b) the next business day after the date when sent by recognized overnight courier, or (c) the second business day after the date when sent by registered or certified mail, postage prepaid. Any party may, from time to time, change the address at which such written notice or other documents or demands are to be sent, by giving the other party written notice of such change in the manner hereinabove provided.
To Senior Lender:	Amegy Bank N.A.
1807 Ross, Suite 400
Dallas, Texas 75201
Attn: Lisa Armstrong

To Borrower:	Best Circuit Boards, Inc.
Global Innovation Corp.
901 Hensley Lane
Wylie, Texas 75098

To Junior Lender:	Brad Jacoby
901 Hensley Lane
Wylie, Texas 75098

20.     Further Assurances. Junior Lender shall, at any time and from time to time, upon the request of Senior Lender, execute, acknowledge and deliver all such further documents and instruments, and take all such further actions, as shall be necessary or desirable to give effect to the agreements set forth herein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.
SENIOR LENDER:

AMEGY BANK N.A.,
a national banking association

By:
Its:

BORROWER:

BEST CIRCUIT BOARDS, INC.
a Texas corporation

By:
Its:

GLOBAL INNOVATION CORP.,
a Delaware corporation

By:
Its:

JUNIOR LENDER:

Brad Jacoby